Exhibit 10.16

Name:

Date of Grant:	Option Price
Date of Expiration:	Number of Shares Covered:

Vesting Schedule

This certifies that on _________, Edwards Lifesciences Corporation granted to the Participant shown above a Nonqualified Stock Option to purchase shares of its common stock as indicated above upon the terms and conditions of the Edwards Lifesciences Corporation 2020 Nonemployee Directors Stock Incentive Program and the attached Nonqualified Stock Option Award Agreement (the “Award Agreement”). The Award Agreement imposes additional limitations on the Participant’s rights under the Option and provides for early termination of the Option (before the Expiration Date set forth above) in the event of termination of the Participant’s Directorship.
Edwards Lifesciences Corporation

By
Michael A. Mussallem
Chairman and Chief Executive Officer

Edwards Lifesciences Corporation
2020 Nonemployee Directors Stock Incentive Program—Nonqualified Stock Option Award Agreement

THIS AGREEMENT, in conjunction with the Participant Stock Option Statement attached to the front of this agreement (the “Statement”) effective as of the Date of Grant set forth on the Statement, represents the grant of a nonqualified stock option (the “Option”) by Edwards Lifesciences Corporation, a Delaware corporation (the “Company”), to the Participant named on the Statement, pursuant to the provisions of the Edwards Lifesciences Corporation 2020 Nonemployee Directors Stock Incentive Program (the “Program”). This agreement and the Statement shall be considered one agreement and are referred to herein as the “Agreement.”
The Program provides additional terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Program, the Program’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Program, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.    Grant of Stock Option. The Company hereby grants to the Participant an Option to purchase the number of Shares set forth on the Statement, at the stated Option Price set forth on the Statement, which is one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Program and this Agreement.
The grant of this Option to the Participant shall not confer any right to such Participant (or any other Participant) to be granted any Option or other Awards in the future under the Program.
2.    Exercise of Stock Option. Except as may otherwise be provided in Sections 3 and 4 below, the Participant may only exercise this Option according to the vesting schedule set forth on the Statement, provided that no exercise may occur subsequent to the close of business on the Date of Expiration (as set forth on the Statement).
The number of Shares for which this Option becomes vested and exercisable pursuant to this Section 2 shall be rounded up to the next whole number in the event that the use of the percentages set forth on the Statement results in the Option being exercisable with respect to a fractional Share. In addition, the Option may be exercised in whole or in part, but not for less than fifty (50) Shares at any one time, unless fewer than fifty (50) Shares then remain subject to the Option, and the Option is then being exercised as to all such remaining Shares.
3.    Termination of Directorship:
(a)By Death or Disability: All unvested Shares under this Option shall immediately vest and become exercisable as of the Participant’s date of termination of service by reason of his or her death or Disability. Shares under this Option that vest and become exercisable in accordance with this Section 3(a) or that are already vested and exercisable as of the Participant’s date of termination by reason of the Participant’s death or Disability, may be purchased only until the earlier of: (i) the Date of Expiration of this Option; or (ii) the third (3rd) anniversary of the Participant’s date of termination of service with the Company by reason of his or her death or Disability.

(b)For Other Reasons: Unless determined otherwise by the Committee or its designee in their sole discretion, all unvested Shares under this Option shall immediately terminate and be forfeited to the Company as of the date of the Participant’s termination of service with the Company for any reason other than the reasons set forth in Section 3(a) above. Shares under this Option that are vested and exercisable as of the date of a termination of the Participant’s service with the Company for any reason other than those reasons set forth in Section 3(a) above may be purchased until the earlier of: (i) the Date of Expiration of this Option; or (ii) the third (3rd) anniversary of the Participant’s date termination of service with the Company.
4.    Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company prior to the Participant’s termination of service for any reason, all Shares under this Option shall immediately vest and become exercisable in full.
5.    Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
6.    Recapitalization. The Options subject to this Agreement are subject to adjustment pursuant to Section 5.4 of the Program.
7.    Procedure for Exercise of Option. This Option may be exercised by delivery of written notice (or such other form of notice as the Company may specify) to the Company at its executive offices, addressed to the attention of its Secretary or the Company’s designee. Such notice: (a) shall be signed by the Participant or his or her legal representative (or assented to in a form other than written signature if and to the extent that the Company specifies); (b) shall specify the number of full Shares then elected to be purchased with respect to the Option; (c) if a Registration Statement under the Securities Act of 1933 is not in effect with respect to the Shares to be purchased, shall contain a representation of the Participant that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed; and (d) shall be accompanied by payment in full of the Option Price of the Shares to be purchased (or a satisfactory “cashless exercise” notice).
The Option Price upon exercise of this Option shall be payable to the Company in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); (b) by tendering previously acquired Shares (by either actual delivery or attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (c) by a “cashless exercise” to the extent permitted under Federal Reserve Board’s Regulation T and other applicable law, and subject to such procedures and limitations as the Company may specify from time to time; (d) by any other means which the Committee determines to be consistent with the Program’s purpose and applicable law; or (e) by a combination of two or more of (a) through (d).
As promptly as practicable after receipt of notice and payment upon exercise (or satisfactory “cashless exercise” notice) and subject to any Company “cashless exercise” procedures, the Company shall cause to be issued and delivered to the Participant in certificate form or otherwise, evidence of the Shares so purchased, which may, if appropriate, be endorsed with or otherwise include appropriate restrictive legends. The Company shall maintain a record of all information pertaining to the Participant’s rights under this Agreement, including the number of Shares for which the Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.
8.    Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
9.    Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the purchase price has been paid, and the Shares have been issued and delivered to him or her.
10.    Continuation of Service. This Agreement shall not confer upon the Participant any right to continue providing services to the Company or to be nominated to the Board, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s service at any time.
11.    Miscellaneous.
(a)    This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Program, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Program. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Option, as it may deem advisable for regulatory compliance, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Program and this Agreement, all of which shall be binding upon the Participant.
(b)    The Committee may terminate, amend, or modify the Program and the Committee may amend or modify this Option at any time; provided, however, that except for the Company’s right to cash out this Option under certain circumstances pursuant to Section 6.10 of the Program, no such termination, amendment, or modification of the Program or amendment of this Option may in any material way adversely affect the Participant’s rights under this Agreement, without the express consent of the Participant.
(c)    The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all federal, state, local and foreign taxes required by law or regulations to be withheld with respect to any exercise of the Participant’s rights under this Agreement.
    The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the minimum withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair

Market Value on the date the tax is to be determined, equal to or less than the minimum amount required to be withheld.
(d)    The Participant agrees to take all steps necessary to comply with all applicable provisions of federal, state and foreign securities law in exercising his or her rights under this Agreement.
(e)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(f)    All obligations of the Company under the Program and this Agreement, with respect to this Option, shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(g)    To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Accepted and agreed:

Company:        Director:
Edwards Lifesciences Corporation

By: ________________________        By: __________________________